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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 in the Registration Statement (Form S-3 No. 333-76738) and related Prospectus of Genetronics Biomedical Corporation for the registration of 9,289,990 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2002, except for the third paragraph of
Note 21, as to which the date is March 7, 2002, with respect to the consolidated financial statements and schedule of Genetronics Biomedical Corporation for the nine months ended December 31, 2001 included in its Current Report (Form 8-K/A), filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG LLP
                                                 ---------------------
                                                 ERNST & YOUNG LLP



San Diego, California
March 8, 2002